UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 31, 2015

CRIMSON WINE GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Napa Valley Corporate Drive, Suite B, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of Crimson Wine Group, Ltd. (the “Company”) at the Annual Meeting of Stockholders of the Company held on July 31, 2015 (the “Annual Meeting”).

1.Election of Directors

Each of the six nominees for director was elected, and the voting results are set forth below:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	15,409,147	2,206,671	4,399,394
Ian M. Cumming	15,371,339	2,244,479	4,399,394
Joseph S. Steinberg	15,369,817	2,246,001	4,399,394
Avraham M. Neikrug	17,581,847	34,071	4,399,294
Douglas M. Carlson	17,540,863	74,955	4,399,394
Craig D. Williams	15,416,011	2,199,807	4,399,394

2.Ratification of Moss Adams LLP as independent auditors for the year ended
December 31, 2015.

The ratification of Moss Adams LLP was approved, and the voting results are set forth below:

For:	21,965,011
Against:	37,306
Abstentions:	12,895

Item 8.01Other Events.

During a question and answer session following the Annual Meeting, a shareholder inquired about the independence status of the directors.  For the benefit of all shareholders, the Company believes it is important to clarify the independence status of the Board members.  While each of the Company’s board members believes he approaches Company decisions from an objective perspective, as stated in the Company’s Definitive Proxy Statement for the Annual Meeting, the Board has determined that only Douglas M. Carlson and Avraham M. Neikrug meet the NASDAQ Stock Market’s listing standards for independence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2015

CRIMSON WINE GROUP, LTD.

By:  /s/ Shannon McLaren

Name: Shannon McLaren

Title:   Chief Financial Officer